EXHIBIT 99.1

Press Release	[i2 Logo	]

i2 to Delay Filing of 2002 Form 10-K; Announces Re-audit of 1999 Financial Statements; Believes that Material Adjustments Will be Required

i2 also announces transition of SEC inquiry to formal investigation status and status of NASDAQ delisting process

DALLAS — March 31, 2003 — i2 Technologies, Inc. (Nasdaq: ITWO), today announced that it would delay filing its annual report on Form 10-K for the year ended December 31, 2002. The delay results from the Company’s previously announced decision to re-audit its financial statements for the years ended December 31, 2000 and 2001 as well as the Company’s recent determination to expand the re-audits to include its financial statements for the year ended December 31, 1999.

While the re-audits have not been completed and the Company cannot be certain of their eventual outcome with regard to amounts or periods affected, the Company currently believes that material adjustments to its previously reported financial results will be required. Accordingly, investors should not rely on the financial information contained in the Company’s annual reports on Form 10-K for the years ended December 31, 1999, 2000 and 2001, in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 1999 through September 30, 2002, or in the Company’s preliminary results for the fourth quarter of 2002. The re-audits will not have an impact on the Company’s cash position in any affected period.

The Company will file a Form 12b-25 with the Securities and Exchange Commission with respect to the delay in filing its 2002 Form 10-K. However, the re-audits will not be completed in time to allow the Company to file the 2002 Form 10-K within the 15-day extension period contemplated by Rule 12b-25. The Company is hopeful that the re-audits will be completed by early June 2003.

SEC Investigation

The Company also announced that it has received confirmation that the Company is now the subject of a formal investigation by the Securities and Exchange Commission. The Company had previously disclosed that the staff of the SEC had opened an informal inquiry into certain revenue recognition and financial reporting allegations brought to the attention of the SEC by the Company in late November 2002. On March 26, 2003, the SEC advised the Company that it had issued a formal order of investigation. The Company intends to continue to fully cooperate with the SEC as it moves forward in its investigation.

NASDAQ Listing

The Company also announced that, as a result of recent changes to the continued listing requirements for NASDAQ National Market issuers, the delisting notification previously received from NASDAQ has been withdrawn. Although the Company has been notified by NASDAQ that it has until September 16, 2003 to regain compliance with the $1.00 continued listing bid price requirement of the revised rules, the Company expects that it will become subject to NASDAQ delisting proceedings prior to that date for failing to timely file its 2002 Form 10-K.

-more-

i2 to Delay Filing of 2002 Form 10-K; Announces Re-audit of 1999 Financial Statements; Believes that Material Adjustments Will be Required

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding potential material adjustments to i2’s previously-reported financial results. These forward-looking statements involve a number of risks, uncertainties and assumptions that may cause actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ include: the scope, duration and results of the re-audits of i2’s financial statements; the scope, duration and results of the SEC’s formal investigation; the possibility that stockholders or regulatory authorities may initiate proceedings against i2 and/or its officers and directors as a result of the re-audits and the SEC investigation; the probability that i2 may again become subject to NASDAQ de-listing proceedings; and the level of professional fees and expenses incurred by i2 in connection with the aforementioned matters. More generally, factors that could cause i2’s operating and financial results to differ materially from its current expectations include, but are not limited to: the level of professional fees and expenses incurred by i2 in connection with the aforementioned matters; competition; continued reduction in the pace of IT spending; our inability to control costs; general economic conditions; and the failure of our customers to successfully implement our solutions or to achieve benefits attributable to our products. For a discussion of other factors that could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC (for the purpose of reviewing the risk factors only), particularly the Form 10-K filed April 1, 2002 and Form 10-Q filed November 14, 2002. i2 assumes no obligation to update the forward-looking information contained in this press release to reflect future events or circumstances.

Contact:

i2 Technologies, Inc., Dallas

Media Contact

Melanie Ofenloch

469-357-3027

Melanie_ofenloch@i2.com

or

Investor Contact

Barry Sievert

469-357-1000

investor@i2.com